EXHIBIT 16.1

November 4, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:           ONE Bio, Corp.
File#:          333-136643
FEI#:          59-3656663

Ladies and Gentlemen:

We have read the statements by ONE Bio, Corp. included under Item 4.01 of its Report on Form 8-K/A dated November 4, 2011, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between ONE Bio, Corp. File #: 333-136643 and Jewett, Schwartz, Wolfe and Associates has ceased.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe and Associates
 Jewett, Schwartz, Wolfe and Associates